                                                                    EXHIBIT-99.1

          Interliant Announces Fourth Quarter and Year-End 2001 Results

                     EBITDA Loss Narrows During the Quarter;
     Charterhouse Group and Mobius to Invest Additional $10 Million Dollars

PURCHASE, NY, FEBRUARY 14, 2002 -- Interliant, Inc. (NASDAQ:INIT), a leading provider of managed infrastructure solutions, today reported results for its fourth quarter ended December 31, 2001. The company also announced that it received a commitment for additional funding of $10 million from two of its original investors, Charterhouse Group International and Mobius Venture Capital (formerly Softbank Venture Capital). This investment will be in the form of a convertible debt instrument bearing interest at 10% per annum, with a conversion price of 30 cents a share plus warrant coverage of 30% with an exercise price of 30 cents. The transaction is subject to entering into definitive agreements and other customary closing conditions. The company expects the transaction to close by early March.

"In a challenging economic climate, Interliant strengthened its balance sheet through debt reduction, produced improvements in EBITDA and cash burn, and, subsequently, received a commitment for additional financing," said Bruce Graham, Interliant president and CEO. "The restructuring plan we undertook last year has positioned Interliant to compete more aggressively in today's market. We expect that those actions, in combination with the additional funding from our lead investors and successful execution of our growth plan, will be sufficient to fund the company until we reach our targeted goals of attaining positive EBITDA in Q3 and positive cash flow by the end of 2002."

2001 Operating Highlights
-------------------------

For the fourth quarter and the year 2001, Interliant posted continuing improvements in many of its operational metrics:

 .    Realized a 30 percent improvement in EBITDA to negative $7.5M from negative
     $10.6M in the third quarter, and an improvement of 64% from negative $21M in the first quarter. (EBITDA is defined as operating loss before depreciation, amortization, non-cash compensation, restructuring, and asset impairment charges);

 .    Executed public and private transactions to restructure convertible subordinated notes, thereby reducing Interliant's debt by $120M. Interliant successfully restructured $164M of face value of its 7% Convertible Subordinated Notes due 2005, and exchanged the notes for $44M of 10% Convertible Senior Notes due 2006. As a result, Interliant reduced interest obligations from $12M per year to a $4.4M per year obligation payable in cash or additional convertible notes, at Interliant's option;

 .    Signed a multi-year managed messaging agreement with the Chrysler Group.
     The contract, which follows a successful pilot program that began in April of 2001, specifies in part, that Interliant will provide Chrysler, Jeep(R) and Dodge dealers in North America with hosted email accounts;

 .    Turned Interliant's UK business cash-flow positive. UK EBITDA improved from a negative $314K in the first quarter to a positive $389K for the 4th quarter;

 .    Executed plan to divest all non-core businesses, including PeopleSoft consulting group in February 2002; Music-on-hold business in January 2002; non-OEM shared and unmanaged dedicated retail Web hosting in October 2001; Third Party Administrator (TPA) business in September 2001; Enterprise resource planning (ERP) and customer relationship management (CRM) hosting in July 2001;

 .    Launched INIT Host, Interliant's new, industry-leading shared hosting platform. This platform is used to service Interliant's private-label hosting partners and offers them high-availability shared hosting solutions on Microsoft Windows, Red Hat Linux, and Sun Solaris;

 .    Introduced several new product/service offerings including managed complex hosting on Linux, software load balancing on Windows 2000, managed storage on Dell and EMC, migration services for Branded Solutions Partners, Internet risk assessment service, and a managed Virtual Private Network
     (VPN) service.

Financial Results
-----------------

Fourth quarter 2001 EBITDA was negative $7.5M compared to negative $10.6M reported for the third quarter of 2001 and negative $14.2M for the same period in 2000. This represents a 30% improvement in EBITDA for the fourth quarter as compared to the third quarter and a 47% improvement as compared to the same period in 2000.

Interliant's net income was $68.1M, or $1.32 per share in the fourth quarter, including gains on the restructuring of convertible subordinated notes of $83.9M or $1.62 per share. This compares to a net loss of $41.4M or $0.86 per share in the fourth quarter of 2000. Net loss was $171.8M, or $3.39 per share for the full year 2001 compared to a net loss of $151.2M or $3.18 per share for the full year 2000. The loss for 2001 was positively impacted by the gain of $83.9M on the restructuring of the debt and negatively impacted by the $126.7M write-down of goodwill and fixed assets yielding a comparable net loss for 2001 of $129M. Cash and cash equivalents at December 31 totaled $5.4M.

Total revenue for the fourth quarter of 2001 was $22.6M. This compares to revenue of $28.3M in the third quarter and $37.5M for the same period a year earlier. The company's revenue, after all divested businesses are excluded, was $15.2M for the fourth quarter of 2001, consisting of recurring revenues of $7.6M, professional services revenue of $3.9M, and hardware/software product revenue of $3.7M. For the full year 2001, Interliant's revenue was $117.3M compared to $134.9M for 2000.

Gross margin for the quarter was 32.4% compared to 31.2% in the prior quarter. Gross margin improvement was largely driven by the increase in higher margin recurring revenue as a percentage of total revenue.

Conference Call Information
---------------------------

In conjunction with this release, Interliant will host a conference call and simultaneous Web cast today at 10:00 a.m., EDT. To participate in the call, dial
(706) 679-8126 and use reservation # 3166889. The call also can be accessed via the investor relations section of the Interliant corporate Web site at http://www.interliant.com/webcast. Listeners can download and install any necessary audio software from that location. The call will be archived on the site and will be available shortly after the call completes.

About Interliant
----------------

Interliant, Inc. (Nasdaq:INIT) is a leading provider of managed infrastructure solutions. Interliant's offerings include the INIT Solutions Suite, consisting of managed messaging, managed hosting, security and Web hosting (private label/OEM) solutions plus related professional services, and the INIT Branded Solutions program, which allows companies to private label Interliant's offerings. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq:MSFT), Dell Computer Corporation (Nasdaq:DELL), Oracle Corporation (Nasdaq:ORCL), Verisign (Nasdaq:VRSN), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit www.interliant.com
                                         ------------------

                                     ######

Interliant and INIT Solutions Suite are trademarks of Interliant, Inc., in the United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

         This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

                                INTERLIANT, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                                  December 31,      December 31,
                                                                     2001              2000
                                                                 -------------     -------------
Assets
Current assets:
 Cash and cash equivalents                                       $   5,371,000     $  26,678,000
 Restricted cash                                                     2,301,000         1,558,000
 Short-term investments                                                      -        53,233,000
 Accounts receivable, net                                           12,299,000        27,355,000
 Prepaid and other current assets                                    5,651,000         8,397,000
                                                                 -------------     -------------
    Total current assets                                            25,622,000       117,221,000
                                                                 -------------     -------------

 Fixed assets, net                                                  14,629,000        65,293,000
 Intangibles, net                                                   29,851,000        97,106,000
 Net assets of discontinued segment                                          -        37,568,000
 Other assets                                                          696,000         8,101,000
                                                                 -------------     -------------
    Total assets                                                 $  70,798,000     $ 325,289,000
                                                                 =============     =============
Liabilities and stockholders' (deficit) equity
Current liabilities:
 Notes payable and current portion of long-term debt             $  12,402,000     $  11,789,000
 Accounts payable and accrued expenses                              21,094,000        34,536,000
 Deferred revenue                                                    6,307,000         7,556,000
 Net liabilities of discontinued segment                               914,000                 -
 Restructuring reserve                                               2,175,000         1,042,000
                                                                 -------------     -------------
    Total current liabilities                                       42,892,000        54,923,000
                                                                 -------------     -------------

Long-term debt, less current portion                                17,594,000        12,840,000
10% Senior Convertible Notes, net                                   39,955,000                 -
8% Convertible Subordinated Notes, net                              16,428,000                 -
7% Convertible Subordinated Notes                                      583,000       164,825,000
Accrued interest on 10% Senior Convertible Notes                    27,889,000                 -
Other long-term liabilities                                            372,000           196,000
Minority interest in subsidiary                                              -         5,227,000

Stockholders' (deficit) equity:
 Common stock                                                          519,000           488,000
 Additional paid-in capital                                        313,774,000       319,821,000
 Deferred compensation                                                       -       (16,336,000)
 Accumulated deficit                                              (387,869,000)     (216,051,000)
 Accumulated other comprehensive loss                               (1,339,000)         (644,000)
                                                                 -------------     -------------
    Total stockholders' (deficit) equity                           (74,915,000)       87,278,000
                                                                 -------------     -------------
    Total liabilities and stockholders' (deficit) equity         $  70,798,000     $ 325,289,000
                                                                 =============     =============

                                INTERLIANT, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                                       Three Months Ended            Twelve Months Ended
                                                                           December 31,                 December 31,
                                                                  ---------------------------    -----------------------------
                                                                      2001          2000            2001            2000
                                                                  ------------  -------------    ------------    -------------

Revenue                                                           $ 22,629,000   $ 37,535,000    $ 117,257,000   $ 134,858,000
Costs and expenses:
  Cost of revenue                                                   15,287,000     26,752,000       79,008,000      95,259,000
  Sales and marketing                                                4,468,000     10,054,000       29,713,000      38,358,000
  General and administrative (exclusive of non-cash
    compensation shown below)                                       10,346,000     14,957,000       60,142,000      55,660,000
  Non-cash compensation                                                 54,000      3,813,000       (4,661,000)     15,106,000
  Depreciation                                                       1,731,000      5,345,000       24,433,000      15,759,000
  Amortization of intangibles                                        2,950,000     10,480,000       35,370,000      39,450,000
  Restructuring charges                                                568,000              -        4,876,000       2,500,000
  Impairment loss                                                    2,562,000              -      126,736,000               -
                                                                  ------------   ------------    -------------   -------------
                                                                    37,966,000     71,401,000      355,617,000     262,092,000
                                                                  ------------   ------------    -------------   -------------
Operating loss                                                     (15,337,000)   (33,866,000)     238,360,000)   (127,234,000)
Other income (expense), net                                          4,360,000        252,000        2,921,000         110,000
Interest expense, net of $1,834,437 of interest income in 2001      (3,780,000)    (3,182,000)     (16,845,000)     (5,247,000)
                                                                  ------------   ------------    -------------   -------------
Loss before minority interest, discontinued operations
  and cumulative effect of accounting change                       (14,757,000)   (36,796,000)    (252,284,000)   (132,371,000)

Minority interest                                                            -        583,000        7,012,000       1,984,000
                                                                  ------------   ------------    -------------   -------------

Loss before discontinued operations and
  cumulative effect of accounting change                           (14,757,000)   (36,213,000)    (245,272,000)   (130,387,000)

Loss from discontinued operations                                   (1,034,000)    (5,175,000)     (10,442,000)    (19,622,000)
                                                                  ------------   ------------    -------------   -------------

Loss before extraordinary gain and cumulative effect of
  accounting change                                                (15,791,000)   (41,388,000)    (255,714,000)   (150,009,000)

Extraordinary gain on debt refinancing                              83,896,000              -       83,896,000               -
                                                                  ------------   ------------    -------------   -------------

Gain (loss) before cumulative effect of accounting change           68,105,000    (41,388,000)    (171,818,000)   (150,009,000)

Cumulative effect of accounting change                                      -               -                -      (1,220,000)
                                                                  ------------   ------------    -------------   -------------
Net Income (loss)                                                 $ 68,105,000    (41,388,000)   $(171,818,000)  $(151,229,000)
                                                                  ============   ============    =============   =============
Basic and diluted loss per share:
Loss before discontinued operations and
  cumulative effect of accounting change                          $      (0.29)  $      (0.75)   $       (4.84)  $       (2.74)
Discontinued operations                                                  (0.02)         (0.11)           (0.21)          (0.41)
Gain on debt refinancing                                                  1.62             -              1.66               -
Cumulative effect of accounting change                                                                      -            (0.03)
                                                                  ------------   ------------    -------------   -------------
Net loss                                                          $       1.32   $      (0.86)   $       (3.39)  $       (3.18)
                                                                  ============   ============    =============   =============

Weighted average shares outstanding - basic and diluted             51,729,435     48,406,746       50,647,723      47,547,721
                                                                  ============   ============    =============    ============

EBITDA                                                            $ (7,472,000)  $(14,228,000)   $ (51,606,000)   $(54,419,000)